UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUTHERN CALIFORNIA EDISON COMPANY	SCE TRUST VIII
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)

95-1240335

(I.R.S. Employer Identification No.)

82-6364428

(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue Rosemead, California

(Address of Principal Executive Offices)

c/o 2244 Walnut Grove Avenue Rosemead, California

(Address of Principal Executive Offices)

91770

(Zip Code)

91770

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ◻

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ◻

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ◻

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ◻

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ◻

Securities Act registration statement file numbers to which this form relates: 333-258266; 333-258266-02

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.95% Trust Preference Securities and the Guarantee with respect thereto	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the 6.95% Trust Preference Securities (Cumulative, Liquidation Amount $25 per Trust Preference Security) (the “Trust Preference Securities”) and the related Guarantee to be registered hereunder, reference is made to the information set forth under the headings “Description of the Trust Preference Securities” and “Description of the Guarantee” in the final prospectus of the Registrants, dated May 7, 2024 and filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2024 pursuant to Rule 424(b), which is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

1	Certificate of Trust of SCE Trust VIII (filed as Exhibit 3.7 to Post-Effective Amendment No. 1 to Form S-3 Registration No. 333-206060)*

2	Amended and Restated Declaration of Trust of SCE Trust VIII (filed as Exhibit 4.2 to Southern California Edison Company’s Form 8-K filed on May 13, 2024)*

3	Form of Trust Preference Security (included in Exhibit 2)*

4	Guarantee Agreement by Southern California Edison Company (filed as Exhibit 4.3 to Southern California Edison Company’s Form 8-K filed on May 13, 2024)*

5	Certificate of Determination of Preferences of Series N Preference Stock (filed as Exhibit 4.1 to Southern California Edison Company’s Form 8-K filed on May 13, 2024)*

6	Final Prospectus of the Registrants relating to the offering of the Trust Preference Securities (filed with the Commission on May 8, 2024) pursuant to Rule 424(b))*

*    Incorporated by reference pursuant to Rule 12b-32.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Natalia Woodward
Natalia Woodward
Vice President and Treasurer

Date: May 14, 2024

SCE Trust VIII
(Registrant)

/s/ Natalia Woodward
Natalia Woodward
Administrative Trustee

Date: May 14, 2024